Exhibit 99.1
Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Software Announces Preliminary Financial Results for Fiscal Q3 2017; Better-Than-Expected Q3 Revenues and Diluted Earnings Per Share; Board of Directors Raises Quarterly Dividend 12%

--CEO Issues Special Letter to Shareholders as One-Year Anniversary Approaches--

BEDFORD, MA, September 12, 2017 (BUSINESSWIRE) — Progress (NASDAQ: PRGS) today announced that it expects to report better-than-expected revenues and diluted earnings per share for its third fiscal quarter ended August 31, 2017:

(In millions, except percentages and per share amounts)	Q3 2017 GAAP	GAAP Guidance Issued on June 28, 2017	Q3 2017 Non-GAAP	Non-GAAP Guidance Issued on June 28, 2017
Revenue	$97.3	$93 - $96	$97.6	$93 - $96
Diluted earnings per share	$0.23	$0.17 - $0.19	$0.48	$0.41 - $0.43
Operating margin	20.9%	*	36.5%	*
Cash flows from operations/ adjusted free cash flow	$13.4	*	$18.3	*
*We do not provide quarterly guidance for this financial measure.

These preliminary financial results are subject to revision until the Company reports its full third quarter of fiscal year 2017 results on September 27, 2017.

"Our preliminary third quarter results exceed our guidance and reflect continued strong execution of the strategy set forth by our new leadership team earlier this year,” said Yogesh Gupta, the Company's CEO. "These results build upon Progress' second quarter revenue and earnings per share that also came in above expectations, as the team continues to strengthen our core businesses. Our strategic plan is driving solid financial performance and generating healthy cash flow, further validating the Board's commitment to building shareholder value. We look forward to closing out the fiscal year and beginning 2018 with good momentum.”

Mr. Gupta added, “On September 27, when we formally report our third quarter performance, we will discuss further our strategy to support and grow our developer base and to be the platform of choice for the future of business application development. At that time, we also will provide additional detail on our approach to capital allocation, including insight on the strategic and financial criteria to be used in evaluating future potential acquisitions.”

Board Increases Quarterly Dividend 12%; Sets New Target Payout Ratio Based on Strong Cash Flow

Progress also announced that its Board of Directors approved a 12% increase in the Company’s quarterly cash dividend from $0.125 to $0.14 per share of common stock. This increased dividend will be paid on December 15, 2017 to shareholders of record as of December 1, 2017. The Board of Directors is committed to its policy of regularly returning capital to our shareholders and this marks the first increase in the dividend since the Company began paying dividends at the beginning of fiscal 2017.

The Board of Directors also set a target dividend payout ratio of between 25-30% of the Company’s annual cash flow from operations, reflecting the continued strength of the Company’s cash flow generation.

Progress to Host Third Quarter Conference Call on September 27, 2017

The Company will release full results for its third fiscal quarter ended August 31, 2017, along with its updated outlook for the remainder of the year, after the market close on Wednesday, September 27, 2017. Details regarding the related conference call will be provided in a press release to be issued prior to the date.

CEO Issues Special Letter to Progress Shareholders

In addition to announcing better-than-expected preliminary revenues and diluted earnings per share for the Company’s fiscal third quarter, and an increase in the quarterly dividend, Progress’ CEO also published an update on the Company’s strategy and business in a letter to shareholders, which follows below:

Dear Fellow Progress Shareholder,

As we approach my first anniversary as CEO of Progress, I would like to provide an update on our business and the execution of our strategy. I am very pleased with the strong preliminary fiscal third quarter results we announced today, which exceeded our own expectations as set forth in the guidance we provided at the end of the second quarter. We will present our final results and our expectations for the fourth quarter on our earnings call on September 27, 2017.

As a reminder, in January 2017, three months after my appointment as CEO, I outlined our strategy to drive shareholder value. At the core of this strategy is our unwavering commitment to serving the needs of our large installed base of OpenEdge, DataDirect and Telerik customers. Customer retention is critical to our long-term success.

At the same time, we also articulated how we would leverage our inherent application development DNA to build on the capabilities of our products and address the future needs of our strong customer base. Progress has always delivered the platform and tools that organizations need to develop and deploy mission-critical business applications.

As the types of devices and interfaces on which applications run proliferate, the number of systems that need to be connected rises, and the amount of data produced skyrockets. Businesses and ISVs are looking for a platform that will enable them to quickly and easily develop modern, intelligent cloud applications - what we call Cognitive Applications. These applications will include automated machine-learning, enabling organizations to harness previously unused volumes of data to make better, faster decisions, and operate much more efficiently.

Through our acquisitions of Kinvey and DataRPM, in combination with our existing core technologies, we now offer the best platform for building and deploying tomorrow’s applications quickly and easily. With our focus on predictive maintenance as our target Cognitive Apps domain, we are targeting our OpenEdge partner base, almost half of whom have built manufacturing ERP applications. By adding these new technologies and new people, we have bolstered our core products and are now well-positioned to serve the future critical software needs of our ISV and enterprise customers. In addition to being highly complementary to our OpenEdge base, Kinvey and DataRPM also enable us to win new customers.

We have also successfully executed on our efforts to improve how we manage our business. I have built a new management team comprised of seasoned executives, who have brought to Progress a consistent approach emphasizing customer retention and maximizing efficiencies. In January, we undertook a large restructuring of our operations that included a 20% reduction in our headcount. The savings from that effort, coupled with steps we took to streamline our operations, have enabled us to achieve year-over-year improvement in our operating margins from 28% for the first nine months of fiscal 2016 to 34% for the first nine months of fiscal 2017, as well as provide additional flexibility to invest in our business. We will continue to seek out opportunities to further enhance our margins and drive incremental cash flow.

As a result of these efforts and prudent expense management, we announced on our second quarter earnings call in June that we had exceeded our expectations for revenue, operating income and earnings per share, and we increased our fiscal 2017 annual guidance for operating margin, EPS and free cash flow. Our preliminary results for the third quarter exceed the guidance we provided in our report of second quarter results and build upon the performance of our core business in the first half of the year.

Our new, highly-energized management team is complemented by a Board of Directors that has been refreshed with the addition of three new members over the past 11 months. Our management and board are 100% focused on driving shareholder value.

We have consistently demonstrated our commitment to returning capital to shareholders, as evidenced by the fact that Progress has returned over $60 million in the first three quarters of fiscal 2017 and $600 million to shareholders since 2012 through share repurchases, and beginning in December 2016, through a quarterly dividend. On our September 27 earnings call, we will provide more details on our disciplined capital allocation framework.

In the interim, I am happy to report that the Board has approved a 12% increase in the Company’s quarterly cash dividend. As a result, the quarterly cash dividend will increase from $0.125 to $0.14 per share of common stock. The dividend declared today is payable on December 15, 2017 to stockholders of record as of December 1, 2017. Furthermore, given the continued strength of our operating cash flow, the Board has targeted a dividend payout ratio of between 25-30% of our cash flow from operations.

On September 27, when we formally report our third quarter performance, we will discuss further our strategy to support and grow our developer base and to be the platform of choice for the future of business application development. We will also provide additional detail on our approach to capital allocation to further improve our return on invested capital and generate value for our shareholders. In addition, we will also provide more detailed insight on the strategic and financial criteria to be used in evaluating potential acquisitions.

Following our third quarter announcement, we will be actively engaging with our shareholders to discuss our strategy. I look forward to these interactions. As part of our commitment to shareholders, our Board and management value regular engagement with all shareholders, and we are always receptive to constructive input. It has long been our practice to listen to and thoughtfully consider all ideas that have the potential to enhance shareholder value.

In keeping with this approach, we wanted to provide an update regarding recent discussions with Praesidium Investment Management, one of the Company’s largest shareholders. Praesidium is a long-time shareholder and we value their perspectives and ideas. In a Schedule 13D filing on August 2, 2017, Praesidium reported that it had met with our Board of Directors to “consider ways to enhance shareholder value.”

Among Praesidium’s ideas was the consideration of a potential acquisition of a particular, unrelated third party. We evaluated the idea but ultimately concluded that it was not in the best interests of Progress or its shareholders. Our Board appreciated the suggestion, as well as the other constructive ideas to drive shareholder value, and we look forward to engaging in further discussions with Praesidium about their ideas.

Praesidium has also suggested, among other things, that our Board consider adding specific individuals to our Board of Directors. Progress is committed to having a Board of Directors that has the right skills and diversity of experience and provides strong, independent oversight of the Company. Above all else, our Board is guided by shareholders’ best interests in every decision. The Nominating and Corporate Governance Committee of our Board will consider these and other individuals when evaluating future changes to the composition of our Board.

We are very pleased with our progress to date and excited about our future prospects, as we focus on continuing to enhance our strong core businesses. Based on our solid financial performance and the Company’s healthy cash flow generation, we look forward to closing out the fiscal year and beginning 2018 with good momentum. We encourage shareholders to participate in our earnings call on September 27 and I’m looking forward to continuing to meet with you and discussing our strategy, objectives and accomplishments.

I and the Board thank you for your investment in Progress and in the confidence you place in our leadership team.

Sincerely,

Yogesh Gupta, Chief Executive Officer

Legal Notice Regarding Non-GAAP Financial Information

Progress Software provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company's performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the table below. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is available on the Progress website at www.progress.com within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the uncertain economic environment in Europe as a result of the Brexit vote, and the continued difficult economic environment in Brazil and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2016. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying mission-critical business applications. Progress empowers enterprises and ISVs to build and deliver cognitive-first applications, that harness big data to derive business insights and competitive advantage. Progress offers leading technologies for easily building powerful user interfaces across any type of device, a reliable, scalable and secure backend platform to deploy modern applications, leading data connectivity to all sources, and award-winning predictive analytics that brings the power of machine learning to any organization. Over 1,700 independent software vendors, 100,000 enterprise customers, and two million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.
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RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - QTD

Three Months Ended
(In thousands, except per share data)	August 31, 2017
Adjusted revenue:
GAAP revenue	$97,310
Acquisition-related revenue	313
Non-GAAP revenue	$97,623

Adjusted income from operations:
GAAP operating income	$20,299
Amortization of acquired intangibles	9,087
Restructuring expenses and other	923
Stock-based compensation	4,296
Acquisition-related	1,064
Non-GAAP income from operations	$35,669

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.23
Amortization of acquired intangibles	0.19
Restructuring expenses and other	0.02
Stock-based compensation	0.09
Acquisition-related	0.02
Provision for income taxes	(0.07)
Non-GAAP diluted earnings per share	$0.48

Non-GAAP weighted avg shares outstanding - diluted	48,370

Adjusted Free Cash Flow
Three Months Ended
(In thousands)	August 31, 2017
Cash flows from operations	$13,442
Purchases of property and equipment	(342)
Free cash flow	13,100
Add back: restructuring payments	5,241
Adjusted free cash flow	$18,341